Exhibit 4(g)

Amendment No. 1 to the Investment Management Agreement

This Amendment No. 1 to the Investment Management Agreement dated as of June 1, 2011 (the “Amendment”) is entered into by and between BlackRock Variable Series Funds, Inc., a Maryland corporation (the “Corporation”), on behalf of each of its series named in Schedule A attached hereto (each, a “Fund” and together the “Funds”), and BlackRock Advisors, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Corporation, on behalf of each Fund, and the Advisor have entered into an Investment Management Agreement dated September 29, 2006 (the “Management Agreement”) pursuant to which the Advisor agreed to act as investment advisor to the Funds; and

WHEREAS, the Management Agreement provides that the Corporation, on behalf of each Fund, will pay to the Advisor a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule A thereto; and

WHEREAS, the Management Agreement provides that the Management Agreement may be amended by the parties to the Management Agreement only if the amendment is specifically approved by a vote of the Board of Directors of the Corporation, including a majority of those Directors who are not parties to the Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, where required by the Investment Company Act of 1940, by a vote of the majority of the outstanding voting securities of each Fund; and

WHEREAS, the Board of Directors, including a majority of those Directors who are not interested persons of the Corporation, specifically approved this Amendment at an in-person meeting held on May 11, 2011;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Schedule A of the Management Agreement is hereby amended as set forth on the Schedule A attached hereto with respect to each Fund.
2.	Except as otherwise set forth herein, the terms and conditions of the Management Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Investment Management Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	/s/ John M. Perlowski
	Name:	John M. Perlowski
	Title:	President and CEO

BLACKROCK ADVISORS, LLC

By:	/s/ Neal J. Andrews
	Name:	Neal J. Andrews
	Title:	Managing Director

Schedule A

Investment Advisory Fee

BlackRock Balanced Capital V.I. Fund

0.55% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.52% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.50% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.48% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.47% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Basic Value V.I. Fund

0.60% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.56% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.54% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.52% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.51% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Capital Appreciation V.I. Fund

0.65% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.61% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.59% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.57% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.55% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Equity Dividend V.I. Fund

0.60% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.56% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.54% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.52% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.51% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Global Allocation V.I. Fund

0.65% of the average daily Net Assets of the Fund not exceeding $6 billion; 0.61% of the average daily Net Assets of the Fund exceeding $6 billion but not exceeding $8 billion; 0.59% of the average daily Net Assets of the Fund exceeding $8 billion but not exceeding $10 billion; 0.57% of the average daily Net Assets of the Fund exceeding $10 billion but not exceeding $15 billion; and 0.55% of the average daily Net Assets of the Fund exceeding $15 billion.

BlackRock Global Opportunities V.I. Fund

0.75% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.71% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.68% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.65% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.64% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Government Income V.I. Fund

0.50% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.47% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.45% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.44% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.43% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock International Value V.I. Fund

0.75% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.71% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.68% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.65% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.64% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Large Cap Growth V.I. Fund

0.65% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.61% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.59% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.57% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.55% of the average daily Net Assets of the Fund exceeding $10 billion.

BlackRock Value Opportunities V.I. Fund

0.75% of the average daily Net Assets of the Fund not exceeding $1 billion; 0.71% of the average daily Net Assets of the Fund exceeding $1 billion but not exceeding $3 billion; 0.68% of the average daily Net Assets of the Fund exceeding $3 billion but not exceeding $5 billion; 0.65% of the average daily Net Assets of the Fund exceeding $5 billion but not exceeding $10 billion; and 0.64% of the average daily Net Assets of the Fund exceeding $10 billion.